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                                                          Exhibit 99.2


        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying unaudited pro forma condensed consolidated statement of operations gives effect to the Merger, which will be accounted for as a purchase, as if the Merger had occurred as of May 31, 1996. The accompanying unaudited condensed consolidated balance sheet gives effect to the Merger as if it had occurred on May 31, 1997. These pro forma condensed consolidated financial statements have been prepared based upon the audited financial statements of FMP as of May 31, 1997 and for the year then ended, and the unaudited consolidated financial statements of RG as of June 30, 1997 and for the year then ended. Pro forma adjustments have been applied to FMP's and RG's historical financial statements to account for the Merger as a purchase; accordingly, assets acquired and liabilities assumed are reflected at their estimated fair values, which values are subject to further refinement after the closing of the Merger. FMP and RG do not expect that the final allocation of the aggregate purchase price for the Merger will differ materially from the preliminary allocation reflected in the accompanying pro forma condensed consolidated financial statements.

     These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of FMP as of May 31, 1997 and FMP's Predecessor Business as of May 30, 1996 and for the years then ended, the audited consolidated financial statements of RG as of December 31, 1996 and 1995 and for the years then ended and the unaudited condensed consolidated financial statements of RG as of June 30, 1997 and for the six months ended June 30, 1997 and 1996.

     The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the consolidated operating results or financial position that would have occurred if the Merger had been consummated as of May 31, 1996 or May 31, 1997, as the case may be, nor is it necessarily indicative of future consolidated operating results or financial position.

     Refer to the accompanying notes to unaudited pro forma condensed consolidated financial statements for an explanation of each pro forma adjustment.

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

                  FM PRECISION GOLF CORP. AND ROYAL GRIP, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                    FM PRECISION
                                     GOLF CORP.      ROYAL GRIP, INC.
                                        AS OF             AS OF           PRO FORMA                PRO FORMA
                                    MAY 31, 1997      JUNE 30, 1997      ADJUSTMENTS    NOTE 2    CONSOLIDATED
                                    -------------    ----------------    -----------    -------   ------------
                                                    ASSETS
Current assets:
  Cash and cash equivalents........  $     27,841       $       --       $        --              $     27,841
  Accounts receivable, net.........     3,257,932        1,563,904                --                 4,821,836
  Inventories, net.................     3,493,080          784,608                --                 4,277,688
  Other current assets.............       286,168          283,774                --                   569,942
                                       ----------       ----------        ----------               -----------
          Total current assets.....     7,065,021        2,632,286                --                 9,697,307
  Property and equipment, net......     2,868,440        1,857,315                --                 4,725,755
  Intangibles, net.................            --          255,177           772,639    (a, b)       9,565,851
                                                                           8,538,035    (b)
  Net investment in lease..........            --        2,793,813                --                 2,793,813
  Deferred merger costs............       465,136               --          (465,136)   (a)                 --
  Other assets.....................        25,799           23,750                --                    49,549
                                       ----------       ----------        ----------               -----------
                                     $ 10,424,396       $7,562,341       $ 8,845,538              $ 26,832,275
                                       ==========       ==========        ==========               ===========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term
     debt, and line-of-credit......  $  2,466,136       $  958,527       $        --              $  3,424,663
  Accounts payable.................     1,258,082        1,147,249           815,003    (a)          3,220,334
  Accrued expenses.................     1,724,815          472,393                --                 2,197,208
                                       ----------       ----------        ----------               -----------
          Total current
            liabilities............     5,449,033        2,578,169           815,003                 8,842,205
                                       ----------       ----------        ----------               -----------
Long-term debt and capital leases,
  net of current portion...........     2,616,808          515,417                --                 3,132,225
                                       ----------       ----------        ----------               -----------
Other liabilities..................            --            8,588                --                     8,588
                                       ----------       ----------        ----------               -----------
Stockholders' equity:
  Preferred stock..................            --               --                --                        --
  Common stock.....................            10            2,742             2,796    (b)              5,548
  Paid-in capital..................     1,424,990       12,630,338           362,326    (b)         13,910,154
                                                                            (507,500)   (a)
  Retained earnings (deficit)......       933,555       (8,172,913)        8,172,913    (b)            933,555
                                       ----------       ----------        ----------               -----------
          Total stockholders'
            equity.................     2,358,555        4,460,167         8,030,535                14,849,257
                                       ----------       ----------        ----------               -----------
                                     $ 10,424,396       $7,562,341       $ 8,845,538              $ 26,832,275
                                       ==========       ==========        ==========               ===========

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

                  FM PRECISION GOLF CORP. AND ROYAL GRIP, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                 FM PRECISION
                                  GOLF CORP.        ROYAL GRIP, INC.
                              FOR THE YEAR ENDED   FOR THE YEAR ENDED     PRO FORMA              PRO FORMA
                                 MAY 31, 1997        JUNE 30, 1997       ADJUSTMENTS   NOTE 2   CONSOLIDATED
                              ------------------   ------------------    -----------   ------   ------------
Net sales....................     $21,742,517          $12,505,606        $       --             $34,248,123
Cost of sales................     15,387,789            9,517,469                 --              24,905,258
                                 -----------          -----------          ---------             -----------
     Gross margin............      6,354,728            2,988,137                 --               9,342,865
Selling, general and
  administrative expenses....      4,236,535            5,045,165            465,533      (c)      9,747,233
Loss on write-down and
  disposition of property and
  equipment..................             --              446,166                 --                 446,166
Write-off of intangible
  assets.....................             --              684,329                 --                 684,329
Manufacturing and outsourcing
  costs......................             --            1,052,900                 --               1,052,900
                                 -----------          -----------          ---------             -----------
     Operating income
       (loss)................      2,118,193           (4,240,423)          (465,533)             (2,587,763)
Interest (income) expense....        485,601              (30,532)                --                 455,069
Other expense, net...........             --              290,605                 --                 290,605
                                 -----------          -----------          ---------             -----------
     Income (loss) before
       income taxes..........      1,632,592           (4,500,496)          (465,533)             (3,333,437)
Provision for income taxes...        699,037                   --           (699,037)     (d)             --
                                 -----------          -----------          ---------             -----------
Net income (loss)............     $  933,555           $(4,500,496)       $  233,504             $(3,333,437)
                                 ===========          ===========          =========             ===========
Net income (loss) per
  share......................     $   899.38           $    (1.64)                               $     (0.58)
                                 ===========          ===========                                ===========
Shares used in computing net
  income (loss) per share....          1,038            2,737,390                                  5,707,288(Note 3)
                                 ===========          ===========                                ===========

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

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.

     The pro forma condensed consolidated financial statements reflect a reduction in the par value of FMP's common stock from $.01 to $.001 per share, a split of each issued and outstanding share of FMP common stock into 4,176.796 shares of common stock and the conversion of the 2,742,178 shares of RG's common stock outstanding as of June 30, 1997 into 1,371,089 shares of FMP's common stock pursuant to the Merger, which amount will represent approximately 25% of the outstanding shares of FMP common stock (30% assuming the exercise of all outstanding RG warrants and options). In connection with the Merger, options and warrants to purchase 983,500 shares of RG common stock will be converted into options and warrants to purchase approximately 491,750 shares of FMP common stock. The Merger will be accounted for as a purchase.

NOTE 2.

     The accompanying unaudited condensed consolidated balance sheet gives effect to the Merger as if it had occurred on May 31, 1997 and reflects the allocation of the purchase price based on the fair value of the net assets acquired. The pro forma condensed consolidated statements of operations include the adjustments necessary to give effect to the Merger as if it had occurred on May 31, 1996. Also reflected in the pro forma condensed consolidated balance sheet are the estimated Merger and registration statement costs, including payments to financial advisors, independent accountants, attorneys and others. Adjustments included in the pro forma condensed consolidated financial statements are as follows:

          (a) Total estimated transaction costs are approximately $1,560,000, consisting of $1,052,500 of costs related to the Merger and $507,500 of costs related to the registration statement. The pro forma adjustment includes a reclassification of Merger costs deferred by FMP as of May 31, 1997 as purchase price and also reflects $279,861 of costs related to the Merger which have been expensed by RG as of June 30, 1997.

          (b) To reflect the purchase price which represents the sum of (i) the estimated fair value of the 1,371,089 shares of FMP common stock, $.001 par value, to be issued in exchange for the 2,742,178 shares of RG common stock outstanding as of June 30, 1997 (the estimated fair value of the shares of FMP common stock issued represents the average closing bid price of RG common stock for the five-day period from May 12, 1997 to May 16, 1997, which includes two days before and after the announcement of the revised Merger exchange ratio and the signing of the definitive Merger agreement, of $3.925 times the 2,742,178 shares of RG stock to be exchanged for the shares of FMP common stock), (ii) the estimated fair value of the 983,500 options and warrants to purchase RG common stock outstanding (which will be converted into options and warrants to purchase approximately 491,750 shares of FMP common stock) of $2,235,153 which amount was determined using the Black Scholes valuation model and (iii) estimated Merger costs of $1,052,500 discussed in (a) above. The estimated fair value of the RG options and warrants includes warrants to purchase 100,000 shares of RG common stock at $.01 per share valued at approximately $400,000 which will be issued to an investment banker in connection with the Merger. The value of the warrants to be issued to the investment banker will be expensed by RG upon consummation of the Merger. The excess of purchase price over the fair value of net assets acquired of $9,310,674 represents the difference between the aggregate purchase price of $14,050,702 described above, less $279,861 which was previously expensed by RG and less RG's equity as of June 30, 1997 of $4,460,167 since the book value of RG's net assets approximates their fair value.

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

          (c) To reflect amortization of the $9,310,674 of goodwill resulting from the Merger over an estimated life of 20 years.

          (d) To eliminate the income tax provision due to a consolidated net loss.

NOTE 3.

     The pro forma consolidated shares used in computing the pro forma consolidated net loss per share for the periods presented represents the weighted average common and common equivalent shares outstanding for FMP as adjusted for the stock split (4,336,199 shares) and the issuance of 1,371,089 shares of the FMP common stock to RG as described in Note 1.

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